UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2007

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 16, 2007, 4Kids Entertainment Licensing, Inc. (“4KEL”), a subsidiary of 4Kids Entertainment, Inc. (“4Kids” or the “Company”), 4Kids and Bruce R. Foster entered into an amendment (the “Amendment”) to Mr. Foster’s employment agreement, dated as of December 1, 2005 and amended as of January 30, 2007, pertaining to Mr. Foster’s service as 4Kids’ Chief Financial Officer (the “Agreement”).

Under the terms of the Amendment: (a) in the event that Mr. Foster’s employment is terminated without cause, Mr. Foster will continue to receive full salary and Fringe Benefits for the remainder of the Term (as defined in the Agreement) and a severance benefit equal to three (3) weeks of his base salary (as of the time of termination) for each year Mr. Foster was employed by the Company or its affiliates (the “Without Cause Severance Benefit”); and (b) in the event that during the Term, there shall occur a Change of Control (as defined in the Agreement), Mr. Foster may, within six (6) months after the occurrence of the Change of Control, voluntarily terminate his employment in which case Mr. Foster shall be entitled to receive a lump-sum payment equal to the greater of (i) 2.99 times his average annual compensation (including bonuses) paid by the Company during the three (3) calendar years prior to the Change of Control, and (ii) the Without Cause Severance Benefit.

The amendment to the Agreement described above is furnished as exhibit 99.1 to this Report and incorporated by reference herein. The description of the amendment is summary in nature and does not purport to be complete. This summary should be read in connection with the exhibit hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e)      The terms of the amendment to the employment agreement of Bruce R. Foster, 4Kids’ Executive Vice President and Chief Financial Officer, are briefly described in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits

Exhibit	Description

99.1	Amendment to the Employment Agreement, dated as of April 16, 2007, among 4Kids Entertainment Licensing, Inc., 4Kids Entertainment, Inc. and Bruce R. Foster.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 23, 2007

4KIDS ENTERTAINMENT, INC. By: /s/ Alfred R. Kahn Alfred R. Kahn Chairman of the Board, Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Amendment to the Employment Agreement, dated as of April 16, 2007, among 4Kids Entertainment Licensing, Inc., 4Kids Entertainment, Inc. and Bruce R. Foster.